EX-23.3
CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                             Brian F. Faulkner
                       A Professional Law Corporation
                       27127 Calle Arroyo, Suite 1923
                    San Juan Capistrano, California 92675
                               (949) 240-1361


February 7, 2007


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Andain, Inc. - Form SB-2

Dear Sir/Madame:

     I have acted as a counsel to Andain, Inc., a Nevada corporation ("Andain"), in connection with its registration statement on Form SB-2 ("Registration Statement") relating to the registration of 9,730,000 shares of common stock ("Shares"), $0.001 par value per Share, by Andain and by selling stockholders of Andain. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner